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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (No. 333-125773) and related Prospectus of GAMCO Investors, Inc. (formerly Gabelli Asset Management Inc.) for the registration of $400,000,000 of its Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units, and to the incorporation by reference therein of our reports dated March 10, 2006, with respect to the consolidated financial statements of GAMCO Investors, Inc. (formerly Gabelli Asset Management Inc.), GAMCO Investors, Inc.'s (formerly Gabelli Asset Management Inc.) management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of GAMCO Investors, Inc. (formerly Gabelli Asset Management Inc.), included in its Annual Report (Form 10-K) for the year ended December 31, 2005, and the related financial statement schedules of GAMCO Investors, Inc. (formerly Gabelli Asset Management Inc.) included therein, filed with the Securities and Exchange Commission.




                                                           /s/ Ernst & Young LLP

                                                           ERNST & YOUNG LLP


New York, New York
May 5, 2006